UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 30, 2016

Alico, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10070 Daniels Interstate Court
Fort Myers, Florida, 33913
(Address of principal executive offices)
Registrant’s telephone number: (239) 226-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

The information contained in this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished under Items 8.01 and 9.01, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01.	Other Events.

On December 5, 2016, Alico, Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors declared a cash dividend of $0.06 per share on its outstanding common stock to be paid to shareholders of record as of December 30, 2016, with payment expected on January 16, 2017.

The Board of Directors of Alico, Inc. also set December 30, 2016, as the record date for shareholders eligible to vote at the Company’s Annual Meeting which will be held at 9:30 A.M. on February 23, 2017. The Annual Meeting will be held in the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release, dated December 5, 2016 announcing declaration of dividend and annual meeting date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: December 5, 2016	By:	/s/ John E. Kiernan
	Name:	John E. Kiernan
	Title:	Senior Vice President and Chief Financial Officer